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                                                           Exhibit 99.B(e)(3)(i)

                           ING FINANCIAL ADVISERS, LLC

                                  AMENDMENT TO
                         DISTRIBUTION SERVICES AGREEMENT

November 1, 2004

ING Life Insurance and Annuity Company
Attn:  Laurie M. Tillinghast
151 Farmington Avenue, TS41
Hartford, CT 06156

Ladies and Gentlemen:

We wish to amend the Distribution Services Agreement dated as of the 12th day of February, 2002 as amended (the "Agreement"), by and between ING Financial Advisers, LLC (the "Distributor") and ING Life Insurance and Annuity Company.

We hereby amend the Agreement in the following form:

1. By replacing the existing SCHEDULE A with the AMENDED SCHEDULE A attached hereto.

2. All of the other provisions contained in the Agreement shall remain in full force and effect.

3. This Amendment shall become effective as of the date first written above.


                                        ING FINANCIAL ADVISERS, LLC


                                         /s/ Terran R. Titus
                                        ----------------------------------
                                        Name:  Terran R. Titus
                                        Title: Vice President, Advisory Services


ACCEPTED AND AGREED TO:

Name:  ING Life Insurance and Annuity Company
       151 Farmington Avenue, TS41
       Hartford, CT 06156


By:     /s/ Laurie M. Tillinghast
       ---------------------------------
Name:  Laurie M. Tillinghast
Title: Vice President

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                               AMENDED SCHEDULE A
                                       TO
                         DISTRIBUTION SERVICES AGREEMENT

You will assist in the distribution of the Adviser Class of Shares of Common Stock, par value $.001 of ING Partners, Inc. (the "Shares") and, in addition to other fees to which you may be entitled, shall receive fees at an annual rate set forth below in respect of the following Shares payable pursuant to Rule 12b-1 under the Investment Company Act of 1940.*

  ING Aeltus Enhanced Index Portfolio                                           0.25%
  ING Alger Aggressive Growth Portfolio                                         0.25%
  ING Alger Capital Appreciation Portfolio                                      0.25%
  ING Alger Growth Portfolio                                                    0.25%
  ING American Century Small Cap Value Portfolio                                0.25%
  ING Baron Small Cap Growth Portfolio                                          0.25%
  ING Fidelity(R) VIP Contrafund(R) Portfolio                                   0.25%
  ING Fidelity(R) VIP Equity Income Portfolio                                   0.25%
  ING Fidelity(R) VIP Growth Portfolio                                          0.25%
  ING Fidelity(R) VIP Mid Cap Portfolio                                         0.25%
  ING Goldman Sachs(R) Capital Growth Portfolio                                 0.25%
  ING Goldman Sachs(R) Core Equity Portfolio                                    0.25%
  ING JPMorgan Fleming International Portfolio                                  0.25%
  ING JPMorgan Mid Cap Value Portfolio                                          0.25%
  ING MFS Capital Opportunities Portfolio                                       0.25%
  ING MFS Global Growth Portfolio                                               0.25%
  ING OpCap Balanced Value Portfolio                                            0.25%
  ING Oppenheimer Strategic Income Portfolio                                    0.25%
  ING PIMCO Total Return Portfolio                                              0.25%
  ING Salomon Brothers Aggressive Growth Portfolio                              0.25%
  ING Salomon Brothers Fundamental Value Portfolio                              0.25%
  ING Salomon Brothers Investors Value Portfolio                                0.25%
  ING T. Rowe Price Growth Equity Portfolio                                     0.25%
  ING UBS U.S. Allocation Portfolio                                             0.25%
  ING UBS U.S. Large Cap Equity Portfolio                                       0.25%
  ING Van Kampen Comstock Portfolio                                             0.25%

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  *  Rule 12b-1 fees will be paid quarterly within one month following the end of each calendar quarter after you supply services to your customers who purchase Shares. These fees are based on the average daily net asset value of the Shares during the period covered by the payment. You will not receive payment of any fees for any quarterly period if you are entitled to less than $1,000. To the extent that we are required to waive any portion of the Rule 12b-1 fees payable to us by ING Partners, Inc., you shall waive a proportionate share of the Rule 12b-1 fees payable to you hereunder.

                                        2